As filed with the Securities and Exchange Commission on March 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Eton Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-1858472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21925 W. Field Parkway, Suite 235 Deer Park, Illinois	60010
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

Sean E. Brynjelsen

President and Chief Executive Officer

Eton Pharmaceuticals, Inc.

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

(847) 787-7361

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Sean M. Clayton, Esq. James C. Pennington, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Sean E. Brynjelsen President and Chief Executive Officer Eton Pharmaceuticals, Inc. 21925 W. Field Parkway, Suite 235 Deer Park, Illinois 60010 (847) 787-7361

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2018 Equity Incentive Plan Common Stock, $0.001 par value per share	704,317	(3)	$7.55	$5,317,593.35	$644.50
2018 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	150,000	(4)	$7.55	$1,132,500.00	$137.26
Total	854,317			$6,450,093.35	$781.76

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of Eton Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”), or the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market for March 27, 2019.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2019 through January 1, 2028, the number of shares added each year is equal to the lesser of: (a) 4% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s Board of Directors (the “Board”) for the applicable year.

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2019 through January 1, 2027, the number of shares of Common Stock added each year is equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 150,000 shares; or (c) a lesser number of shares of Common Stock as is determined by the Board that is less than (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan and 2018 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2018 (File No. 333-228493). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38738), filed with the Commission on November 20, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38738), filed with the Commission on November 20, 2018).

4.3	Specimen Certificate representing shares of common stock of Registrant (incorporated by reference to Exhibit 4.1 on the Registrant’s Registration Statement on Form S-1 (File No. 333-226774), as amended, originally filed with the Commission on August 10, 2018).

5.1	Opinion of Cooley LLP.

23.1	Consent of KMJ Corbin & Company LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Eton Pharmaceuticals, Inc. 2018 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-228493), filed with the Commission on November 20, 2018).

99.2	Eton Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-226774), as amended, originally filed with the Commission on August 10, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deer Park, State of Illinois, on March 28, 2019.

Eton Pharmaceuticals, Inc.

By:	/s/ Sean E. Brynjelsen
Sean E. Brynjelsen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean E. Brynjelsen and W. Wilson Troutman, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Brynjelsen	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 28, 2019
Sean E. Brynjelsen
/s/ W. Wilson Troutman	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 28, 2019
W. Wilson Troutman

/s/ Mark L. Baum	Member of the Board of Directors	March 28, 2019
Mark L. Baum

/s/ Charles J. Casamento	Member of the Board of Directors	March 28, 2019
Charles J. Casamento

/s/ Paul V. Maier	Member of the Board of Directors	March 28, 2019
Paul V. Maier

/s/ Norbert G. Riedel	Member of the Board of Directors	March 28, 2019
Norbert G. Riedel, Ph.D.